EXHIBIT 99.1

Actua Announces Fourth Quarter And Full-Year 2015 Financial Results

Operating Cash Flow Improves More Than $13 Million, From $(14.2) Million in 2014 to $(0.6) Million in 2015

RADNOR, Pa., Feb. 29, 2016 (GLOBE NEWSWIRE) -- Actua Corporation (Nasdaq:ACTA) (“Actua”) today reported its results for the fourth quarter and year ended December 31, 2015.

2015 Highlights

  Improved operating cash flow, reporting cash flow from operations of a use of $(0.6) million for the year ended December 31, 2015, exceeding our original guidance, which was in the range of a use of between $(6.0) million and $(10.0) million
  Completed three strategic tuck-in acquisitions, two at GovDelivery and one at VelocityEHS, and expanded the capabilities of our businesses through significant product development and technology enhancements
  Bolstered the executive teams at our businesses by adding impressive talent in seven key functional roles
  Achieved 18% organic growth overall

“2015 operating cash flow exceeded our expectation, as operating leverage continued to improve across our businesses,” said Walter Buckley, CEO of Actua. “We accomplished this against a backdrop of continued investment in sales and marketing and product development. Additionally, we are excited about the augmentation of our management teams, a key initiative for us in 2015, as our businesses mature. Given this progress, we believe we are well-positioned to drive continued growth while generating positive operating cash flow in 2016."

Revenue was $35.2 million for the fourth quarter of 2015, up from $26.6 million for the fourth quarter of 2014.  Net loss attributable to Actua for the fourth quarter of 2015 was $(52.2) million, or $(1.40) per diluted share, compared to net income attributable to Actua of $10.2 million, or $0.27 per diluted share, for the comparable prior year quarter.  During the three months ended December 31, 2015, Actua recorded a $39.7 million impairment charge related to the recoverability of goodwill.  This impairment was largely attributable to contracting multiples in the cloud software sector and consequent decline in Actua's stock price in late 2015. The comparable 2014 quarter was positively impacted by gains totaling $25.0 million related primarily to the receipt of escrowed proceeds from prior transactions, other gains and deferred taxes.  Non-GAAP net loss for the fourth quarter of 2015 was $(2.9) million, or $(0.08) per share, compared to a non-GAAP net loss of $(1.3) million, or $(0.03) per diluted share, for the comparable prior year quarter.  Cash flow from operations was a source of $4.5 million for the fourth quarter of 2015, compared to a source of $4.5 million for the fourth quarter of 2014.

Revenue was $133.4 million for the year ended December 31, 2015, up from $84.8 million for the prior year.  Net loss attributable to Actua for the year ended December 31, 2015 was $(96.1) million, or $(2.59) per diluted share, compared to net loss attributable to Actua of $(23.6) million, or $(0.63) per diluted share, for 2014.  Net loss for the year ended December 31, 2015 was negatively impacted by a $39.7 million non-cash goodwill impairment charge, while the comparable 2014 quarter was positively impacted by gains totaling $32.2 million related primarily to receipt of escrowed proceeds from prior transactions, other gains and deferred taxes. Non-GAAP net loss for the year ended December 31, 2015 was $(11.6) million, or $(0.32) per share, compared to a non-GAAP net loss of $(13.5) million, or $(0.37) per diluted share, for 2014.  Cash flow from operations was a use of $(0.6) million for the year ended December 31, 2015, compared to a use of $(14.2) million for 2014.

2016 Guidance

Actua expects 2016 annual GAAP revenue in the range of between $155 million and $160 million, representing growth in the range of 16% and 20% compared to 2015.  We expect positive annual Non-GAAP cash flow from operations in the range of between $3.0 million and $8.0 million. Non-GAAP net income (loss) per share is expected to be in the range of between $(0.35) and $(0.40) per diluted share for 2016, based on assumed diluted shares outstanding of 37.5 million shares for 2016.

"In light of current market conditions we look forward to actively pursuing share repurchases," said R. Kirk Morgan, CFO of Actua. "A strong balance sheet coupled with the expectation of positive operating cash flow for 2016 gives us the confidence that we can capitalize on this opportunity while continuing to drive growth at our companies."

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measures is included with the financial tables at the end of this release.

Please see Actua’s website at www.actua.com for more information on Actua, its businesses and its fourth quarter and full year 2015 results.

Actua will host a webcast at 5:00 p.m. ET today to discuss its financial results.  As part of the live webcast for this call, Actua will post a slide presentation to accompany the prepared remarks.  To access the webcast, go to www.actua.com/investors/events-presentations/ and click on the webcast link.  Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software.  The conference call is also accessible through listen-only mode by dialing 866.317.2576 or 678.509.7521.  The Conference ID is 2594667.

For those unable to participate in the conference call, a replay will be available from February 29, 2016 at 8:00 p.m. ET until March 9, 2016 at 11:59 p.m. ET.  To access the replay, dial 855.859.2056 or 404.537.3406.  The Conference ID is 2594667.  The replay and slide presentation also can be accessed in the investor relations section of the Actua website at www.actua.com/investors/events-presentations/.

About Actua
Actua Corporation (NASDAQ:ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes. Actua is pioneering the second wave of the SaaS revolution - the vertical wave - by growing cloud businesses that are transforming their markets. With approximately 800 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua’s rapidly growing vertical cloud businesses are positioned to lead this wave. For the latest information about Actua and its brands, please go to www.actua.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to deploy capital effectively and on acceptable terms, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions or other strategic transactions, our ability to have continued access to capital and to manage capital resources effectively, and other risks and uncertainties detailed in Actua's filings with the U.S. Securities and Exchange Commission. Those and other factors may cause actual results to differ materially from those projected.

Actua Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Revenue	$35,153	$26,624	$133,421	$84,837

Operating Expenses
Cost of revenue (a)	10,087	8,091	39,229	24,420
Sales and marketing (a)	12,070	10,876	48,414	39,710
General and administrative (a)	16,015	15,009	61,857	51,731
Research and development (a)	7,090	4,648	29,168	15,408
Amortization of intangibles	3,801	3,569	15,251	10,532
Impairment related and other	39,978	95	41,238	1,187
Total operating expenses	89,041	42,288	235,157	142,988
Operating income (loss)	(53,888)	(15,664)	(101,736)	(58,151)

Other income (expense):
Other income (loss), net	204	4,280	1,692	5,300
Interest income	43	71	131	463
Interest expense	(99)	(13)	(203)	(1,613)

Income (loss) before income taxes, equity loss and discontinued operations	(53,740)	(11,326)	(100,116)	(54,001)

Income tax benefit (expense)	(4)	10,556	(229)	12,931
Equity loss	—	—	—	(776)

Income (loss) from continuing operations	(53,744)	(770)	(100,345)	(41,846)
Income (loss) from discontinued operations	—	10,237	—	14,026
Net income (loss)	(53,744)	9,467	(100,345)	(27,820)
Less: Net income (loss) attributable to the noncontrolling interest	(1,593)	(701)	(4,265)	(4,264)
Net income (loss) attributable to Actua	$(52,151)	$10,168	$(96,080)	$(23,556)

Amounts attributable to Actua common shareholders:
Net income (loss) from continuing operations	$(52,151)	$(69)	$(96,080)	$(37,582)
Net income (loss) from discontinued operations	—	10,237	—	14,026
Net income (loss) attributable to Actua common shareholders	$(52,151)	$10,168	$(96,080)	$(23,556)

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$(1.40)	$—	$(2.59)	$(1.01)
Income (loss) from discontinued operations attributable to Actua common shareholders	—	0.27	—	0.38
Income (loss) attributable to Actua common shareholders	$(1.40)	$0.27	$(2.59)	$(0.63)

Shares used in computation of basic and diluted net income (loss) per common share attributable to Actua common shareholders	37,190	36,780	37,080	37,130

(a) Includes equity-based compensation of:
Cost of revenue	$54	$21	$157	$76
Sales and marketing	118	42	428	160
General and administrative	5,717	6,803	25,967	23,509
Research and development	141	51	482	144
	$6,030	$6,917	$27,034	$23,889

Actua Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2015	2014

ASSETS
Cash and cash equivalents	$76,313	$103,134
Restricted cash	2,206	1,132
Accounts receivable, net	19,902	23,134
Prepaid expenses and other current assets	4,876	3,979
Total current assets	103,297	131,379
Fixed assets, net	8,781	7,947
Goodwill	226,034	265,084
Intangible assets, net	89,395	101,998
Cost and equity method investments	18,146	17,672
Deferred tax asset	2,900	3,180
Other assets, net	1,591	1,652
Total Assets	$450,144	$528,912

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$1,320	$500
Accounts payable	11,325	12,595
Accrued expenses	10,979	8,306
Accrued compensation and benefits	12,251	9,241
Deferred revenue	40,282	33,238
Total current liabilities	76,157	63,880
Long-term debt	—	—
Deferred tax liability	242	266
Deferred revenue	2,038	1,256
Other liabilities	3,230	4,408
Total Liabilities	81,668	69,810
Redeemable noncontrolling interest	10,506	10,346
Total Equity	357,970	448,756
Total Liabilities, Redeemable noncontrolling interest and Equity	$450,144	$528,912

Actua Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Operating Activities - continuing operations
Net income (loss)	$(53,744)	$9,721	$(100,345)	$(27,820)
(Income) loss from discontinued operations, including gain on sale, net of tax	—	(10,237)	—	(14,026)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,880	4,487	19,751	14,069
Equity-based compensation	6,030	6,917	27,034	23,889
Impairment related and other	39,978	—	41,238	1,092
Other (income) loss	(204)	(4,280)	(1,692)	(5,300)
Equity loss	—	—	—	776
Deferred tax asset	135	(4,893)	258	(4,510)
Current income tax benefit related to income from discontinued operations	—	(6,003)	0	(8,934)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	7,715	4,911	3,107	(2,024)
Prepaid expenses and other assets	165	678	(835)	595
Accounts payable	(2,455)	273	(1,270)	(65)
Accrued expenses	4,278	202	2,560	252
Accrued compensation and benefits	1,571	470	3,010	510
Deferred revenue	(1,406)	2,748	7,827	7,765
Other liabilities	(2,404)	(447)	(1,202)	(488)
Cash flows provided by (used in) operating activities	4,539	4,547	(559)	(14,219)

Investing Activities - continuing operations
Capital expenditures, net	(443)	(309)	(5,530)	(3,677)
Change in restricted cash	(823)	150	(1,074)	193
Proceeds from sales/distributions of ownership interests	—	25,187	1,415	33,822
Ownership acquisitions, net of cash acquired	(820)	(205,468)	(3,578)	(215,225)
Cash flows provided by (used in) investing activities	(2,086)	(180,440)	(8,767)	(184,887)

Financing Activities - continuing operations
Acquisition of noncontrolling interest in subsidiary equity	(6,367)	(427)	(10,319)	(878)
Contingent consideration payments	—	—	(1,870)	—
Borrowings of long-term debt	—	—	820	—
Repayments of long-term debt and capital lease obligations	—	—	(24)	(12,641)
Purchase of treasury stock	—	(10,745)	(1,704)	(12,809)
Tax withholdings related to equity-based awards	(352)	(2,235)	(4,277)	(5,029)
Cash received for stock options exercised	—	44	15	94
Other financing activities	(1)	—	(9)	—
Cash flows provided by (used in) financing activities	(6,720)	(13,363)	(17,368)	(31,263)
Effect of exchange rate on cash	(8)	—	(127)	—
Discontinued Operations:
Cash flows provided by (used in) operating activities	—	—	—	—
Cash flows provided by (used in) investing activities	—	—	—	(1,153)
Cash flows provided by (used in) financing activities	—	—	—	—
Net increase(decrease) in cash and cash equivalents from discontinued operations	—	—	—	(1,153)

Net increase (decrease) in cash and cash equivalents	(4,275)	(189,256)	(26,821)	(231,522)
Cash and cash equivalents at beginning of period	80,588	292,390	103,134	334,656
Cash and cash equivalents at end of period	$76,313	$103,134	$76,313	$103,134

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Net income (loss) attributable to Actua:	$(10,150)	$(12,894)	$(10,680)	$10,168	$(14,765)	$(15,282)	$(13,882)	$(52,151)
Add back:
Share-based compensation	3,876	6,739	6,357	6,917	7,222	7,121	6,661	$6,030
Amortization of intangibles	2,301	2,275	2,373	3,569	4,016	3,706	3,728	3,801
Impairment related and other costs	247	1,645	256	352	360	663	228	39,155
Transaction expenses	90	257	1,548	827	70	180	108	—
Other (income) loss, net	(300)	(637)	(96)	(4,280)	(1,365)	425	144	(204)
Acquired businesses' deferred revenue	76	76	336	1,991	677	678	557	505
Equity loss	312	320	144	—	—	—	—	—
Impact on non-cash income tax benefit items	—	(800)	(2,131)	(10,567)	34	—	—	—
Loss (Income) from discontinued operations	(48)	(1,315)	(2,426)	(10,237)	—	—	—	—
Non-GAAP net income (loss)	$(3,596)	$(4,334)	$(4,319)	$(1,260)	$(3,751)	$(2,509)	$(2,456)	$(2,864)

GAAP Net income (loss) per diluted share:	$(0.27)	$(0.35)	$(0.29)	$0.28	$(0.40)	$(0.41)	$(0.37)	$(1.40)
Add back:
Share-based compensation	0.10	0.18	0.17	0.19	0.20	0.19	0.18	0.16
Amortization of intangibles	0.06	0.06	0.06	0.10	0.11	0.10	0.10	0.10
Impairment related and other	0.01	—	0.01	0.01	0.01	0.02	0.01	1.05
Transaction expenses	—	0.01	0.04	0.02	—	—	—	—
Other (income) loss, net	(0.01)	(0.02)	—	(0.11)	(0.04)	0.01	—	(0.01)
Acquired businesses' deferred revenue	—	—	0.01	0.05	0.02	0.02	0.01	0.01
Equity loss	0.01	0.01	—	—	—	—	—	—
Impact on non-cash income tax benefit items	—	(0.02)	(0.06)	(0.29)	—	—	—	—
Income from discontinued operations	—	(0.04)	(0.06)	(0.28)	—	—	—	—
Non-GAAP net income (loss) per diluted share	$(0.10)	$(0.11)	$(0.12)	$(0.03)	$(0.10)	$(0.07)	$(0.07)	$(0.08)

Shares used in calculation of GAAP net income (loss) per share attributable to Actua:
Basic	37,096	37,313	37,335	36,780	36,842	37,123	37,146	37,190
Diluted	37,096	37,313	37,335	36,780	36,842	37,123	37,146	37,190

Shares used in calculation of non-GAAP net income (loss) per share attributable to Actua:
Basic	37,096	37,313	37,335	36,780	36,842	37,123	37,146	37,190
Diluted	37,096	37,313	37,335	36,780	36,842	37,123	37,146	37,190

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Continued)
(In thousands, except per share data)
(Unaudited)

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
GAAP Net income (loss) attributable to Actua:	$(10,150)	$(12,894)	$(10,680)	$10,168	$(14,765)	$(15,282)	$(13,882)	$(52,151)
Add back:
Share-based compensation	3,876	6,739	6,357	6,917	7,222	7,121	6,661	$6,030
Amortization of intangibles	2,301	2,275	2,373	3,569	4,016	3,706	3,728	3,801
Impairment related and other costs	247	1,645	256	352	360	663	228	39,155
Transaction expenses	90	257	1,548	827	70	180	108	—
Other (income) loss, net	(300)	(637)	(96)	(4,280)	(1,365)	425	144	(204)
Acquired businesses' deferred revenue	76	76	336	1,991	677	678	557	505
Equity loss	312	320	144	—	—	—	—	—
Impact on non-cash income tax benefit items	—	(800)	(2,131)	(10,567)	34	—	—	—
Loss (Income) from discontinued operations	(48)	(1,315)	(2,426)	(10,237)	—	—	—	—
Interest expense (income), net	425	934	(151)	(58)	18	(4)	2	2
Income tax expense (current/cash only)	94	201	261	11	143	1	41	41
Depreciation	822	798	1,013	918	1,224	1,123	1,076	1,072
Adjusted EBITDA	$(2,255)	$(2,401)	$(3,196)	$(389)	$(2,366)	$(1,389)	$(1,337)	$(1,749)

GAAP Cost of Revenue	$4,899	$5,519	$5,911	$8,091	$9,732	$9,783	$9,627	$10,087
Share-based compensation	19	$20	16	21	26	$29	$48	$54
Adjusted Cost of revenue	$4,880	$5,499	$5,895	$8,070	$9,706	$9,754	$9,579	$10,033

GAAP Sales and marketing	$8,531	$9,585	$10,718	$10,876	$11,236	$12,163	$12,945	$12,070
Share-based compensation	41	42	35	42	58	79	173	118
Adjusted Sales and marketing	$8,490	$9,543	$10,683	$10,834	$11,178	$12,084	$12,772	$11,952

GAAP General and administrative	$10,009	$12,915	$13,798	$15,062	$15,936	$15,966	$14,440	$16,015
Share-based compensation	3,788	6,648	6,270	6,803	7,093	6,887	6,270	5,717
Adjusted General and administrative	$6,221	$6,267	$7,528	$8,259	$8,843	$9,079	$8,170	$10,298

GAAP Research and development	$3,253	$3,547	$3,960	$4,648	$7,093	$7,373	$7,612	$7,090
Share-based compensation	28	29	36	51	45	52	170	141
Adjusted Research and development	$3,225	$3,518	$3,924	$4,597	$7,048	$7,321	$7,442	$6,949

About Actua’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  Actua strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

Actua’s management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding Actua’s operating results, as they exclude amounts that Actua excludes as part of its monitoring of operating results and assessment of the performance of the business.

Actua presents the following non-GAAP financial measures in this release:  (1) non-GAAP net income (loss) (which term may be used interchangeably with adjusted net income (loss) by management during quarterly earnings presentations), (2) non-GAAP net income (loss) per diluted share (which term may be used interchangeably with adjusted net income (loss) per diluted share by management during quarterly earnings presentations), (3) Adjusted EBITDA, (4) Adjusted Cost of revenue, (5) Adjusted Sales and marketing, (6) Adjusted General and administrative and (7) Adjusted Research and development.  Actua excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss) excludes from GAAP net income (loss) the following items:

  Share-based compensation.  Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.
  Amortization of intangibles.  Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.
  Impairment-related and other costs.  Actua excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.
  Transaction expenses.  Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.
  Other income (loss), net.  Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.
  Acquired businesses’ deferred revenue.  Actua includes acquired businesses’ previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.
  Equity loss.  In accordance with GAAP, Actua recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  Actua excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.
  Impact of non-cash income tax benefit items.  Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.
  Income (loss) from discontinued operations.  Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.
  Shares used in calculation of non-GAAP net income (loss) per diluted share.  For periods where GAAP and non-GAAP net income (loss) are both losses, Actua uses the same number of shares used to calculate GAAP and non-GAAP net loss per share.  For periods where GAAP and non-GAAP net income (loss) are both income, Actua uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, Actua includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share.  For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, Actua excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

Adjusted EBITDA excludes from GAAP net income (loss) the following items:

  Share-based compensation.  Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.
  Amortization of intangibles.  Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.
  Impairment-related and other costs.  Actua excludes the effect of impairment-related and other costs, which primarily include impairment charges, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.
  Transaction expenses.  Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.
  Other income (loss), net.  Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses and revaluation of contingent consideration, as well as certain foreign currency impacts because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua’s operations.
  Acquired businesses’ deferred revenue.  Actua includes acquired businesses’ previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.
  Equity loss.  In accordance with GAAP, Actua recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  Actua excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.
  Impact of non-cash income tax benefit items.  Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and Actua does not consider them a part of ongoing operating results when assessing the performance of its business.
  Income (loss) from discontinued operations.  Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.
  Interest expense (income), net.  Actua excludes income and expense from interest as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.
  Income tax expense (current/cash only).  Actua excludes the impact of any current, cash income tax expense as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.
  Depreciation.  Actua excludes depreciation expense as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

Adjusted Cost of revenue excludes from GAAP Cost of revenue operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the cost of revenue category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted Sales and marketing excludes from GAAP Sales and marketing operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the sales and marketing category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted General and administrative excludes from GAAP General and administrative operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the general and administrative category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Adjusted Research and development excludes from GAAP Research and development operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the research and development category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua’s results with results of other companies.

Actua believes that the following considerations apply to the non-GAAP financial measures that it presents:

  Actua’s management uses non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, adjusted cost of revenue, adjusted sales and marketing, adjusted general and administrative and adjusted research and development in internal reports used by management in monitoring and making decisions regarding Actua’s business, including in monthly financial reports prepared for management and in periodic reports to Actua’s Board of Directors.
  An important limitation of Actua’s non-GAAP financial measures is that they exclude expenses or cash flows, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

To mitigate the limitations associated with non-GAAP financial measures, Actua reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.

Investor inquiries:
Karen Greene
Actua
Investor Relations
610.727.6900
IR@actua.com